                                                                      Exhibit 21

                                                                      STATE OF
                        NAME                                       INCORPORATION                 TRADENAME
                        ----                                       -------------                 ---------
22 East Advertising Agency, Inc.                                     Florida
22 East Realty Corporation                                           Florida
3240 Properties Corp.                                                Delaware
A&S Real Estate, Inc.                                                Delaware
Allied Mortgage Financing Corp.                                      Delaware
Allied Stores General Real Estate Company                            Delaware
Allied Stores International Sales Company, Inc.                      New York
Allied Stores International, Inc.                                    New York
Allied Stores Marketing Corp.                                        New York
Astoria Realty, Inc.                                                 Delaware
Auburndale Realty, Inc.                                              Delaware
Bamrest Del, Inc.                                                    Delaware
Bamrest Penn, Inc.                                                   Pennsylvania
BFC Real Estate Company                                              Delaware
Bloomingdale's By Mail Ltd.                                          New York
Bloomingdale's Real Estate, Inc.                                     Delaware
Bloomingdale's, Inc.                                                 Ohio                          Bloomingdale's
Broadway Receivables, Inc.                                           Delaware
Broadway Stores, Inc.                                                Delaware                      Macy's
Bullock's, Inc.                                                      Ohio                          Macy's
Burdine's Main Store Real Estate, Inc.                               Delaware
Burdine's Real Estate II, Inc.                                       Delaware
Burdine's Real Estate, Inc.                                          Delaware
Burdines, Inc.                                                       Ohio                          Burdines
Calclove Realty Corp.                                                California
Camelback Funding Corporation                                        Delaware
Carter Hawley Hale Properties, Inc.                                  California
Cowie & Company, Limited                                             New York
Davrest Ga., Inc.                                                    Georgia
Delphis Corporation                                                  Delaware
Douglaston Plaza, Inc.                                               Delaware
Executive Placements Consultants, Inc.                               New York
FACS Group, Inc.                                                     Ohio                          FACS
FDS National Bank                                                    Ohio
Federated Claims Administration, Inc.                                Ohio
Federated Claims Services Group, Inc.                                Delaware

                                                                      STATE OF
                        NAME                                       INCORPORATION                 TRADENAME
                        ----                                       -------------                 ---------
Federated Corporate Services, Inc.                                   Delaware
Federated Credit Holdings Corporation                                Delaware
Federated Department Stores Foundation                               Ohio
Federated Department Stores Insurance Company, Ltd.                  Bermuda
Federated Department Stores, Inc.                                    Delaware
Federated Noteholding Corporation                                    Delaware
Federated Noteholding Corporation II                                 Delaware
Federated Real Estate, Inc.                                          Delaware
Federated Retail Holdings, Inc.                                      Delaware
Federated Specialty Stores, Inc.                                     Ohio
Federated Stores Realty, Inc.                                        Delaware
Federated Systems Group, Inc.                                        Delaware
Finite Limited                                                       Hong Kong
Garage Park Corp.                                                    New York
Hamilton By Appointment                                              Delaware
Hunt Valley Properties Corp.                                         Maryland
I. Magnin Properties Corp.                                           Delaware
I. Magnin Properties Corp. II                                        Delaware
I. Magnin, Inc.                                                      Delaware
Jordan Marsh Insurance Agency, Inc.                                  Massachusetts
Jordan Servicenter, Inc.                                             Delaware
Jor-Mar, Inc.                                                        Delaware
Kings Plaza Shopping Center of Avenue U, Inc.                        New York
L&K Properties Corp.                                                 Ohio
Lazarus PA, Inc.                                                     Ohio                          Lazarus
Lazarus Real Estate, Inc.                                            Delaware
Lazarus, Inc.                                                        Ohio                          Lazarus
M H L Properties Corp. of Massachusetts                              Massachusetts
Macy Credit Corp.                                                    Delaware
Macy Financial, Inc.                                                 Delaware
Macy N. R. Properties Corp.                                          New York
Macy Special Real Estate Capital Corp.                               Delaware
Macy's Close-Out, Inc.                                               Ohio
Macy's Data and Credit Services Corp.                                Delaware
Macy's East, Inc.                                                    Ohio                          Macy's
Macy's Kings Plaza Real Estate, Inc.                                 Delaware

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

                                                                      STATE OF
                        NAME                                       INCORPORATION                 TRADENAME
                        ----                                       -------------                 ---------
Macy's Primary Real Estate, Inc.                                     Delaware
Macy's Real Estate, Inc.                                             Delaware
Macy's Secondary Real Estate, Inc.                                   Delaware
Macy's West, Inc.                                                    Ohio                          Macy's
MOA Rest, Inc.                                                       Minnesota
MSS-Delaware, Inc.                                                   Delaware                      Carter Club & Aeropostale
Nasstock, Inc.                                                       New York
New Haven Properties Corp.                                           Connecticut
Paramustock, Inc.                                                    New Jersey
Pasadena Properties Corp.                                            Delaware
Prime II Receivables Corporation                                     Delaware
Prime Receivables Corporation                                        Delaware
R. H. Macy (France) S.A.R.L.                                         France
R. H. Macy Holdings (HK), Ltd.                                       Delaware
R. H. Macy Overseas Finance N.V.                                     Netherlands Antilles
R. H. Macy Warehouse (HK), Ltd.                                      Delaware
Rest Tex, Inc.                                                       Texas
Rich's Department Stores, Inc.                                       Ohio                          Goldsmith's & Rich's
Rich's Main Store Real Estate, Inc.                                  Delaware
Rich's Real Estate, Inc.                                             Delaware
Sabugo, Limited                                                      Hong Kong
Sacvent Garage                                                       California
Sanstoff East Properties Corp.                                       California
Saramaas Realty Corp.                                                Florida
Seven Hills Funding Corporation                                      Delaware
Seven West Seventh, Inc.                                             Delaware
Shop 34 Advertising, Inc.                                            New York
Stern's Department Stores, Inc.                                      Ohio                          Stern's
Stern's-Echelon, Inc.                                                Delaware
Stern's-Granite Run, Inc.                                            Delaware
Stern's-Moorestown, Inc.                                             Delaware
Sunsac Properties Corp.                                              California
The Bon, Inc.                                                        Ohio                          The Bon Marche
U & F Realty Corp.                                                   New York
W. P. Properties Corp.                                               New York
Wise Chat Limited                                                    Hong Kong


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